UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 10, 2017

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

(602) 282-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01  Entry into a Material Definitive Agreement.

On October 10, 2017, Versum Materials, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Credit Agreement (the “Repricing Amendment”) among the Company, the subsidiary guarantors party thereto, the lenders party thereto (the “Lenders”) and Citibank, N.A., as administrative agent and collateral agent for the Lenders (the “Agent”), which amended that certain Credit Agreement dated as of September 30, 2016, among the Company, the lenders party thereto and the Agent (as amended by the Repricing Amendment, the “Amended Credit Agreement”). The Repricing Amendment decreased the Applicable Rate (as defined in the Amended Credit Agreement) for the Company’s senior secured first lien term loan B facility (the “Term Facility”) from 2.50% to 2.00% per annum for LIBOR borrowings, and reduced the LIBOR floor from 0.75% to 0.00%. In addition, the Repricing Amendment decreased the Applicable Rate for the Term Facility from 1.50% to 1.00% per annum for base rate borrowings, and removed the 1.75% base rate floor. If the Company’s Total Leverage Ratio (as defined in the Amended Credit Agreement), is equal to or less than 2.00:1.00 (calculated without any netting of Cash on Hand (as defined in the Amended Credit Agreement)), the Applicable Rate (as defined in the Amended Credit Agreement) will decrease further to 1.75% for LIBOR borrowings and to 0.75% for base rate borrowings.

The Repricing Amendment also increased the applicable first lien net leverage ratios that determine the percentage of excess cash flow, ranging from 0% to 50%, that is required to be used to prepay the Term Facility. The period in which a prepayment premium may be required for a Repricing Transaction (as defined in the Amended Credit Agreement) was reset to six months after the October 10, 2017 effective date of the Repricing Amendment.

The foregoing description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Information.

On October 10, 2017, the Company issued a press release announcing the completion of the repricing of the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of October 10, 2017, among the Company, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent for the Lenders

99.1	Press release dated October 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

Date:	October 10, 2017	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary